                                                                     EXHIBIT 1.1

                                     SHARES

                        HAYES LEMMERZ INTERNATIONAL, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                       [ ], 2004

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
LAZARD FRERES & CO. LLC
UBS SECURITIES LLC
     As Representatives of the several
     Underwriters named in Schedule 1

     c/o Lehman Brothers Inc.
     745 Seventh Avenue
     New York, NY 10019

Dear Sirs:

                  Hayes Lemmerz International, Inc., a Delaware corporation (the "Company"), and AP Wheels, LLC (the "SELLING STOCKHOLDER"), propose to sell an aggregate of 10,800,000 shares (the "FIRM STOCK") of the Company's common stock par value $0.01 per share (the "COMMON STOCK"). Of the 10,800,000 shares of the Firm Stock, 5,453,017 are being sold by the Company and 5,346,983 are being sold by the Selling Stockholder. In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "UNDERWRITERS") an option to purchase up to an additional 1,620,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "OPTION STOCK"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "STOCK." This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholder by the Underwriters.

                  1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

                           (a) A registration statement on Form S-3, and
                  amendments thereto, with respect to the Stock have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the representatives (the

                  "REPRESENTATIVES") of the Underwriters. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations, and including any registration registering additional shares of Common Stock filed with the Commission pursuant to Rule 462(b) of the Rules and Regulations; and "PROSPECTUS" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. Reference made herein to any Preliminary Prospectus or to the Registration Statement or Prospectus shall be deemed to refer to and include all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or of the Registration Statement or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or to the Registration Statement or Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the date of such Preliminary Prospectus or such Registration Statement or Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or such Registration Statement or Prospectus, as the case may be.

                           (b) Each of the Preliminary Prospectus, Registration
                  Statement and Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus at the time of filing thereof, conformed or will conform in all respects to the requirements of the Securities Act and the Rules and Regulations and does not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary (in the case of the Prospectus or any Preliminary Prospectus, in the light of the circumstances under which made) to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Prospectus, Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter or the Selling Stockholder specifically for inclusion therein.

                           (c) The documents incorporated by reference in the
                  Preliminary Prospectus or the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

                           (d) The Company is not, nor after giving effect to
                  the transactions contemplated and the application of the proceeds thereof as described under the heading "Use of Proceeds" in the Final Prospectus will be, an "investment company" within the meaning of the Investment Company Act.

                           (e) The Company and each of its subsidiaries (as
                  defined in Section 17) has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company or partnership in good standing (to the extent such concept exists) under the laws of its respective jurisdiction in which it is incorporated, formed or organized with full corporate, limited liability company or partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or partnership and is in good standing under the laws of each jurisdiction that requires such qualification; except where the failure to be in good standing or duly qualified, incorporated, formed or organized, or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

                           (f) The Company has an authorized capitalization as
                  set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and (except for (1) the preferred stock of HLI Operating Company, Inc., and (2)(A) directors' qualifying shares and (B) other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims, except as such capital stock has been pledged as security under the Company's senior secured credit agreement dated as of June 3, 2003, among HLI Operating Company, Inc., the Company, the Lenders and the Issuers (each, as defined therein), Citicorp North America, Inc., as administrative agent, Lehman Commercial Paper, Inc., as syndication agent and General Electric Capital Corporation, as a lender and the documentation agent, and the other lenders party thereto, as amended as of the date hereof (the "CREDIT AGREEMENT").

                           (g) The shares of the Stock to be sold by the Selling
                  Stockholder to the Underwriters hereunder have been duly authorized and validly issued, are fully paid and non-assessable.

                           (h) The shares of the Stock to be sold by the Company
                  to the Underwriters hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; and the Stock conforms to the description thereof contained in the Prospectus.

                           (i) Schedule 2 hereto sets forth each of the
                  Company's direct and indirect domestic subsidiaries as of the date hereof.

                           (j) The statements in the Final Prospectus under the
                  headings "Risk Factors - Legal proceedings - we will be subject to claims made after the date that we filed for bankruptcy and other claims that were not discharged in the bankruptcy proceeding, which could have a significant negative impact on our results of operations and profitability," "Risk Factors - Legal proceedings - we are being investigated by the Securities and Exchange Commission," "Risk Factors - Environmental matters - we are subject to potential exposure to environmental liabilities," "Business - Environmental Compliance," "Business - Legal Proceedings," "The Bankruptcy Case," "Description of Indebtedness," "Description of Capital Stock" and "Material U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock" (insofar as such statements purport to summarize certain U.S. federal income tax consequences with respect to an investment in the Stock), fairly summarize, in all material respects, the matters therein described.

                           (k) This Agreement has been duly authorized, executed
                  and delivered by the Company.

                           (l) The Company has all requisite corporate power and
                  authority, and has taken all requisite corporate action necessary to enter into and perform its obligations under this Agreement.

                           (m) None of the execution and delivery of this
                  Agreement, the consummation of any other of the transactions herein contemplated, nor the performance by the Company of its obligations hereunder will conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to (i) the certificate of incorporation, by-laws or other organizational documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which their property is subject; or
                  (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except (x) with respect to any foreign subsidiary of the Company that had assets of less than $10 million at January 31, 2003, and revenues of less than $10 million for the year ended January 31, 2003 (the "NON-MATERIAL SUBSIDIARIES") in the case of clause (i) above, for such conflicts, breaches, violations or impositions that would not reasonably be expected to have a Material Adverse Effect and
                  (y) in the case of clauses (ii) and (iii) above, for such conflicts, breaches, violations or impositions that would not reasonably be expected to (1) have a Material Adverse Effect or (2) have a material adverse effect on the performance of this Agreement.

                           (n) Except as described in the Prospectus and other
                  than the registration rights agreement, dated as of June 3, 2003, among HLI Operating Company, Inc., the guarantors party thereto, Citigroup Global Markets Inc. and Lehman Brothers Inc., there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                           (o) The consolidated historical financial statements
                  and schedules of, as relevant, the Company and its consolidated subsidiaries or the predecessor of the Company and its consolidated subsidiaries included in each Preliminary Prospectus, the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of, as relevant, the Company or the predecessor of the Company and their respective consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Historical Consolidated Financial Data" in each Preliminary Prospectus, the Registration Statement and the Prospectus fairly present, on the basis stated therein, the information included therein. The pro forma financial statements included in each Preliminary Prospectus, the Registration Statement and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the events and items described therein on the basis, and subject to the limitations, described therein; the related pro forma adjustments give effect in all material respects to those assumptions; and the pro forma adjustments reflect in all material respects the proper application of those adjustments to the historical financial statement amounts. The pro forma financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act.

                           (p) No action, suit or proceeding by or before any
                  court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or property or, to the Company's knowledge, the current or prior directors or officers of the Company or the predecessor to the Company is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, or the consummation of any of the transactions contemplated hereby; or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

                           (q) The Company and each of its subsidiaries own,
                  possess, license, lease or have other rights to use, all such properties (including, without limitation, Intellectual Property, as defined below) as are necessary to the conduct of their respective operations as presently conducted, except where the failure to own, possess, license, lease or have other rights to use such property would not reasonably be expected to have a Material Adverse Effect. Other than as described in the Prospectus there is no infringement by third parties of any of the Company's or any of its subsidiaries' patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "INTELLECTUAL PROPERTY") except such infringements that would not reasonably be expected to have a Material Adverse Effect.

                           (r) Except for the registration of the Stock under
                  the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

                           (s) Neither the Company nor any of its subsidiaries
                  has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any other change or development which has and could reasonably be expected to have a Material Adverse Effect otherwise than as set forth or contemplated in the Prospectus.

                           (t) To the Company's knowledge, KPMG LLP, who have
                  certified certain financial statements of the Company and its consolidated subsidiaries, whose report is included in the Prospectus and who have delivered the initial letter referred to in Section 9(f) hereof, are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

                           (u) The Company and its subsidiaries have filed all
                  foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

                           (v) There are no contracts or other documents which
                  are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations, or which are required to be described in the documents incorporated by reference in the Prospectus or filed as exhibits thereto by the Exchange Act or the Rules and Regulations, which have not been described in the Prospectus or filed or incorporated by reference as exhibits to the Registration Statement as permitted by the Rules and Regulations or filed or incorporated by reference as exhibits to the documents incorporated by reference in the Prospectus as permitted by the Rules and Regulations.

                           (w) The Company maintains a system of internal
                  accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.

                           (x) No labor problem or dispute with the employees of
                  the Company or any of its subsidiaries exists or, to the knowledge of the Company, is overtly threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that would reasonably be expected, in each case, to have a Material Adverse Effect.

                           (y) No relationship, direct or indirect, exists
                  between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                           (z) Since the date of the most recent financial
                  statements included in the Prospectus (exclusive of any amendment or supplement thereto), except as set forth in the Prospectus, there has been no change that would reasonably be expected to have a Material Adverse Effect.

                           (aa) The Company and each of its subsidiaries are
                  insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company has notified the Company or any of its subsidiaries that it is denying or intends to deny liability or to defend under a reservation of rights clause that would reasonably be expected to have a Material Adverse Effect.

                           (bb) The conditions for use of Form S-3, as set forth
                  in the General Instructions thereto, have been satisfied.

                           (cc) The Company and its subsidiaries possess all
                  licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and none of the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                           (dd) Since the date as of which information is given
                  in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not
                  (i) issued or granted any securities, other than pursuant to employee stock option or benefit plans, or other employee compensation plans, in each case out of shares reserved for issuance as described in the Prospectus, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                           (ee) Neither the Company nor any of its subsidiaries
                  (i) is in violation of its charter or by-laws, (ii) is in default, in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except, in the case of (i), (ii) and
                  (iii), above, for such violations and defaults that would not, have a Material Adverse Effect.

                           (ff) Neither the Company nor any of its subsidiaries,
                  nor to the Company's knowledge, any director, officer, employee or any agent or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, unlawful rebate or payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company.

                           (gg) The Company and each of its subsidiaries are (i)
                  in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except (1) as set forth in the Prospectus or (2) where such non-compliance with Environmental Laws, failure to receive or be in compliance with required permits, licenses or other approvals and such liability would not have a Material Adverse Effect; except as set forth in the Prospectus, none of the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                           (hh) The Company and each of its subsidiaries have
                  fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "PLAN" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate, except where the failure to fulfill such obligations would not reasonably be expected to have a Material Adverse Effect, and each such plan is in compliance with the presently applicable provisions of ERISA and such regulations and published interpretations, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; the Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except where such liability would not reasonably be expected to have a Material Adverse Effect.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

                  2. Representations, Warranties and Agreements of the Selling Stockholder. The Selling Stockholder represents, warrants and agrees that:

                           (a) The Selling Stockholder has, and immediately
                  prior to the First Delivery Date (as defined in Section 5 hereof) the Selling Stockholder will have, good and valid title to the shares of Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

                           (b) The Selling Stockholder has full right, power and
                  authority to enter into this Agreement; the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the constituent documents of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as will have been obtained prior to the date hereof as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

                           (c) The Registration Statement and the Prospectus and
                  any amendments or supplements to any Preliminary Prospectus, the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to any Preliminary Prospectus, the Registration Statement or the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this paragraph (e) applies only to the extent that the statements or omissions from the Registration Statement or the Prospectus were or are based on written information provided by the Selling Stockholder specifically for inclusion therein, it being understood and agreed that for purposes of this Section 2 and indemnification obligations in Section 10, the only information provided by the Selling Stockholder consists of information relating to the Selling Stockholder under the captions "Risk Factors - Influence on our board of directors by significant stockholders-AP Wheels, LLC,

                  Amalgamated Gadget, L.P. and our prepetition creditors hold a significant percentage of our common stock and have selected certain of our board members and influence certain aspects of our business operations" and "Principal and Selling Stockholders."

                           (d) The Selling Stockholder has not taken and will
                  not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

                  3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 5,453,017 shares of the Firm Stock and the Selling Stockholder hereby agrees to sell 5,346,983 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company and the Selling Stockholder that number of shares of the Firm Stock which represents the same proportion of the number of shares of the Firm Stock to be sold by the Company and the Selling Stockholder as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

                  In addition, the Company grants to the Underwriters an option to purchase up to 1,620,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $ per share.

                  The Company and the Selling Stockholder shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

                  4. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

                  5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Weil, Gotshal & Manges LLP, 767 Fifth

Avenue, New York, New York 10153, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Company and the Selling Stockholder shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Stockholder of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company and the Selling Stockholder shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

                  The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "SECOND DELIVERY DATE" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY DATE").

                  Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by the Representatives) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Selling Stockholder shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Selling Stockholder of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Selling Stockholder shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

                  6. Further Agreements of the Company. The Company agrees:

                           (a) To prepare the Prospectus in a form approved by
                  the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                           (b) To furnish promptly to each of the
                  Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                           (c) To deliver promptly to the Representatives such
                  number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock, or any other securities relating thereto, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                           (d) To file promptly with the Commission any
                  amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or the Rules and Regulations or requested by the Commission;

                           (e) Prior to filing with the Commission any amendment
                  to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent may not be unreasonably withheld, delayed or conditioned;

                           (f) As soon as practicable after the Effective Date,
                  to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) (it being understood that such delivery requirements shall be deemed met by the Company's reporting requirements pursuant to the Exchange Act and the Rules and Regulations);

                           (g) For a period of two years following the Effective
                  Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; provided, however, that the Company need not provide any information which is made available on the SEC's EDGAR database;

                           (h) Promptly from time to time to take such action as
                  the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction;

                           (i) For a period of 90 days from the date of the
                  Prospectus, not to, directly or indirectly, (1) (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or (B) sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options or restricted stock units pursuant to option plans or incentive compensation plans existing on the date hereof or subsequently adopted by the Board of Directors of the Company), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, other than, in each case, the issuance of shares or options in acquisitions in which the acquiror of such shares or options agrees to the foregoing restrictions, and in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each director and executive officer of the Company listed under the "Management" section of the Prospectus to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto; and

                           (j) The Stock has been approved for listing on the
                  NASDAQ National Market.

                  7. Further Agreements of the Selling Stockholder. The Selling Stockholder agrees:

                           (a) To furnish to the Representatives, prior to the
                  First Delivery Date, a letter substantially in the form of Exhibit B hereto.

                           (b) To deliver to the Representatives prior to the
                  First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person.)

                  8. Expenses.

                           (a) The Company agrees to pay (i) the costs incident
                  to the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection; (ii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any

                  Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (iii) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (iv) the fees and expenses (not in excess, in the aggregate, of $2500) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Prospectus (including related fees and expenses of counsel to the Underwriters); (v) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock; and (vi) except as provided in paragraph (b) of this Section 8, all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement; and the Selling Stockholder shall reimburse the Company for such payments to the extent provided in the registration agreement, dated as of October 30, 2003, by and between the Company and the Selling Stockholder (the "Registration Agreement").

                           (b) The Selling Stockholder shall pay any transfer
                  taxes payable in connection with the sale of the shares of Stock which the Selling Stockholder may sell to the Underwriters.

                           (c) Except as provided in this Section 8 and in
                  Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

                           (d) The Company and the Selling Stockholder agree
                  that any failure of either of them to pay, or dispute between them regarding the payment of expenses in connection with the offer and sale of the Stock or as otherwise described in this
                  Section 8 shall be resolved as between the Company and the Selling Stockholder pursuant to the Registration Agreement, and that in no event will any such failure to pay or dispute result in any payment by the Underwriters of such expenses.

                  9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

                           (a) The Prospectus shall have been timely filed with
                  the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                           (b) All corporate proceedings and other legal matters
                  incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                           (c) Skadden, Arps, Slate Meagher & Flom LLP shall
                  have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Exhibit C hereto.

                           (d) Patrick C. Cauley, in his capacity as general
                  counsel to the company, shall have furnished to the Representatives his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Exhibit D hereto.

                           (e) The counsel for the Selling Stockholder shall
                  have furnished to the Representatives their written opinion, as counsel to the Selling Stockholder, addressed to the Underwriters and dated the First Delivery Date, to the effect that:

                                   (i) This Agreement has been duly authorized,
                           executed and delivered by or on behalf of the Selling Stockholder;

                                   (ii) Immediately prior to the First Delivery
                           Date, the Selling Stockholder had good and valid title to the shares of Stock to be sold by the Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver such shares to be sold by the Selling Stockholder hereunder; and

                                   (iii) Good and valid title to the shares of
                           Stock to be sold by the Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, will pass upon delivery of such shares to each of the several Underwriters who purchase such shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

                  In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the general corporate or partnership law, as the case may be, of the state of the Selling Stockholder's incorporation or organization, as the case may be, and that such counsel is not admitted in the jurisdiction in which the Selling Stockholder is incorporated or organized, as the case may be and (ii) in rendering the opinion in Section 9(d)(ii) above, rely upon a certificate of the Selling Stockholder in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the shares of Stock sold by the Selling Stockholder, provided that such counsel shall state that they have no knowledge or information inconsistent with that provided in such certificate.

                           (f) The Representatives shall have received from
                  Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                           (g) At the time of execution of this Agreement, the
                  Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                           (h) With respect to the letter of KPMG LLP referred
                  to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Company shall have furnished to the Representatives a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                           (i) The Company shall have furnished to the
                  Representatives a certificate, dated such Delivery Date, executed on behalf of the Company by its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                                   (i) The representations, warranties and
                           agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(k) have been fulfilled; and

                                   (ii) They have, on behalf of the Company,
                           carefully examined the Registration Statement and the Prospectus and, to their knowledge (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                           (j) The Selling Stockholder shall have furnished to
                  the Representatives on the First Delivery Date a certificate, dated the First Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the First Delivery Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the First Delivery Date.

                           (k) (i) Neither the Company nor any of its
                  subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                           (l) Subsequent to the execution and delivery of this
                  Agreement there shall not have occurred any of the following:
                  (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                           (m) The Nasdaq National Market shall have approved
                  the Stock for listing.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  10. Indemnification and Contribution.

                           (a) The Company shall indemnify and hold harmless
                  each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1933, as amended, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
                  (i)
                  any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in the slideshow prepared by the Company and the Underwriters and the management presentation to be taped and presented as a portion of the electronic road show ("MARKETING MATERIALS"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); (ii) arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Selling Stockholder furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion therein, or (iii) results solely from an untrue statement of material fact contained in, or the omission of a material fact from, such Preliminary Prospectus, which untrue statement or omission was corrected in the Prospectus (as then amended or supplemented) if the Underwriters sold shares to the person alleging such loss, claim, damage, liability or action without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have cured the defect giving rise to such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                           (b) The Selling Stockholder shall indemnify and hold
                  harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning the Selling Stockholder furnished to the Company specifically for inclusion therein; provided further, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who it shall be established failed to deliver a Prospectus (as then amended and supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing
                  Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of such sale to such person. However, in no event shall the Selling Stockholder be liable under the provisions of this Section 10(b) for any amount in excess of the aggregate amount of the proceeds the Selling Stockholder received from the sale of the Stock pursuant to this Agreement. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholder may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

                           (c) Each Underwriter, severally and not jointly,
                  shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), the Selling Stockholder, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholder, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein; and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                           (d) Promptly after receipt by an indemnified party
                  under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 10(a), 10(b) or 10(c) hereof, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 10(a), 10(b) or 10(c), except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Section 10(a), 10(b) or 10(c). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
                  Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel (including local counsel) and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would, in the opinion of such counsel, present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, delayed or conditioned), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                           (e) If the indemnification provided for in this
                  Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under
                  Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
                  (i) above but also the relative fault of the Company, and the Selling Stockholder on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, and the Selling Stockholder on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

                           (f) The Underwriters severally confirm and the
                  Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of the Prospectus, the first paragraph appearing under the caption "Underwriting - Commissions and Expenses," the language appearing under the caption "Underwriting - Stabilization, Short Positions and Penalty Bids," the language under the caption "Underwriting - Foreign Securities Laws Restrictions" and the second sentence appearing under the caption "Underwriting - Electronic Distribution" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  11. Defaulting Underwriters. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in
Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholder for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(k) or 9(l), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

                  13. Reimbursement of Underwriters' Expenses. If the Company or the Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any agreement on its part to be performed, or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company or Selling Stockholder is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives and the Selling Stockholder shall reimburse the Company for such payments to the extent provided in the Registration Agreement.

                  14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                           (a) if to the Underwriters, shall be delivered or
                  sent by mail, or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention:
                  Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 11(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 790 Seventh Avenue, New York, NY 10019;

                           (b) if to the Company shall be delivered or sent by
                  mail, or facsimile transmission to the address of the Company set forth in the

                  Registration Statement, Attention: Legal Department (Fax:
                  (734) 737 2069);

                           (c) if to the Selling Stockholder, shall be delivered
                  or sent by mail, or facsimile transmission to the Selling Stockholder at Two Manhattanville Road, Purchase, NY 10577;

provided, however, that any notice to an Underwriter pursuant to Section 11(d) shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Selling Stockholder.

                  15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholder and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  17. Definition of the Terms "Business Day" and "subsidiary". For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 under the Securities Act.

                  18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

                  19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company the Selling Stockholder and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                     Very truly yours,

                                     HAYES LEMMERZ INTERNATIONAL, INC.

                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     AP WHEELS, LLC
                                     BY:  APOLLO MANAGEMENT V, L.P., AS MANAGER
                                     BY:  AIF MANAGEMENT, INC., ITS GENERAL
                                          PARTNER

                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:
Accepted:

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
LAZARD FRERES & CO. LLC
UBS SECURITIES LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

         By:      LEHMAN BROTHERS INC.

         By:
                  -----------------------------------
                  Authorized Representative


         By:      MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

         By:
                  -----------------------------------
                  Authorized Representative

                                   SCHEDULE 1


                                                                                                          Number of
         Underwriters                                                                                       Shares
         ------------                                                                                      --------
         Lehman Brothers Inc.....................................................................

         Merrill Lynch, Pierce, Fenner & Smith Incorporated......................................

         Citigroup Global Markets Inc............................................................

         Lazard Freres & Co. LLC.................................................................

         UBS Securities LLC......................................................................

         Total
                                                                                                          =========



                                   SCHEDULE 2

                                                                       EXHIBIT A

                            LOCK-UP LETTER AGREEMENT


Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Lazard Freres & Co. LLC
UBS Securities LLC

   As Representatives of the several
   Underwriters named in Schedule 1,
   c/o Lehman Brothers Inc.
   745 Seventh Avenue
   New York, NY 10019

Dear Sirs:

                  The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you and such other firms (the "UNDERWRITERS") of shares (the "SHARES") of Common Stock, par value $.01 per share (the "COMMON STOCK"), of Hayes Lemmerz International, Inc., a Delaware corporation (the "COMPANY"), and that the Underwriters propose to reoffer the Shares to the public (the "OFFERING").

                  In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering. The foregoing sentence shall not apply to the sale of the Shares in the Offering.

                  Notwithstanding the foregoing, the undersigned may transfer any shares of Common Stock either during his or her lifetime or on death by will or by intestacy (i) in connection with the sale or transfer of securities of the Company in connection with a sale of the Company pursuant to an offer made on substantially the same terms to all of the Company's stockholders, of which the Underwriters have been advised in writing or (ii) to a member of his family or to a trust, the beneficiaries of which are exclusively the undersigned and/or a member of his family, or to a charitable organization; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the shares transferred subject to the provisions of this Agreement, and there shall be no further transfer of such shares except in accordance with this Agreement.

                  In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

                  It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement. We will also be released from our obligations if the Offering has not closed by February 15, 2004.

                  The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

                  Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                                     Very truly yours,



                                                     By:
                                                          ----------------------
                                                          Name:
                                                          Title:



Dated:  _______________

                                                                       EXHIBIT B

                            LOCK-UP LETTER AGREEMENT


Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Lazard Freres & Co. LLC
UBS Securities LLC

   As Representatives of the several
   Underwriters named in Schedule 1,
   c/o Lehman Brothers Inc.
   745 Seventh Avenue
   New York, NY 10019

Dear Sirs:

                  The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you and such other firms (the "UNDERWRITERS") of shares (the "SHARES") of Common Stock, par value $.01 per share (the "COMMON STOCK"), of Hayes Lemmerz International, Inc., a Delaware corporation (the "COMPANY"), and that the Underwriters propose to reoffer the Shares to the public (the "OFFERING").

                  In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering. The foregoing sentence shall not apply to the sale of the Shares in the Offering.

                  Notwithstanding the foregoing, the undersigned may also transfer any shares of Common Stock or securities convertible into or exchangeable for Common Stock held by the undersigned (i) in connection with the sale or transfer of securities of the Company in connection with a sale of the Company pursuant to an offer made on substantially the same terms to all of the Company's stockholders, of which the Underwriters have been advised in writing, or (ii) to any affiliate, member or partner of the undersigned, provided that the transferee executes an agreement stating that the transferee is receiving and holding such securities subject to the provisions of this LockUp Letter Agreement and there shall be no further transfer of such securities except in accordance with this Lock-Up Letter Agreement, and provided further that such transfer shall not involve a disposition for value.

                  In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

                  It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement. We will also be released from our obligations if the Offering has not closed by February 15, 2004.

                  The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

                  Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                                     Very truly yours,



                                                     By:
                                                          ----------------------
                                                          Name:
                                                          Title:

Dated:  _______________

                                                                       EXHIBIT C

                                                                       EXHIBIT D